Exhibit 10.18

SECOND AMENDMENT

This is the Second Amendment to the Employment Agreement (the “Agreement”) entered into between Phupinder Gill (“Employee”) and Chicago Mercantile Exchange Inc. (“CME” or “Employer”) which became effective on November 7, 2003 and was amended via First Amendment effective December 20, 2005.

Any capitalized terms used but not defined in this Second Amendment shall have the meaning set forth in the Agreement or First Amendment, respectively.

This Second Amendment is effective as of December 3, 2008. Except as set forth herein, all provisions of the Agreement and the First Amendment shall remain unchanged and in full force and effect.

Paragraph 6(d)(2) is hereby deleted and replaced with the following:

(2)	subject to Employee’s execution and delivery prior to the Release Deadline (as defined below) of a general release in a form and of a substance satisfactory to Employer, a one time lump sum severance payment equal to 2 times his Base Salary as of the date of Employee’s termination for the remaining term of the Agreement up to a maximum of 24 months of Base Salary, which shall be paid within 14 days of the later of the delivery of such general release to Employer or the date on which such general release becomes irrevocable. For purposes hereof, the “Release Deadline” means the deadline prescribed by Employer for the execution of the general release described in this section (d)(2) of Paragraph 6, which deadline shall in no event be later than 60 days following the date the Employee’s employment terminates.

Paragraph 19 is hereby added as follows:

19)	IRS Code Section 409A. Notwithstanding any provision in this Agreement to the contrary, if any amount payable upon Employee’s termination is deemed by Employer to be subject to Section 409A at the time of payment, such amount shall be paid no earlier than six (6) months after the date of his termination. This Agreement is intended to comply with Section 409A and shall at all times be interpreted and administered in accordance with such intent. To the extent that any provision of the Agreement violates Section 409A, such provision shall be interpreted and/or reformed by Employer to comply with Section 409A.

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to the Agreement to become effective December 3, 2008.

CHICAGO MERCANTILE EXCHANGE INC.		PHUPINDER GILL

By:	/s/ Kathleen Cronin	/s/ Phupinder Gill

Date: 12/22/08		Date: 12/4/08